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                                                                    EXHIBIT 3.10

                            ARTICLES OF INCORPORATION

                                       OF

                       BAY COLONY REALTY ASSOCIATES, INC.

                  The undersigned, for purposes of forming a corporation under the Florida General Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                 ARTICLE I. NAME

                  The name of the corporation shall be Bay Colony Realty Associates, Inc. The principal place of business of this corporation shall be 801 Laurel Oak Drive, Naples, Florida 33963.

                            ARTICLE II. CAPITAL STOCK

                  The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is five thousand (5000) shares of common stock having one dollar ($1.00) par value per share.

                    ARTICLE III. REGISTERED OFFICE AND AGENT

                  The street address of the initial registered office of the corporation shall be 801 Laurel Oak Drive, Naples, Florida 33963, and the name of the initial registered agent of the corporation is Robert W. McClure.

                            ARTICLE IV. INCORPORATORS

                  The name and street address of the incorporator to these Articles of Incorporation is:

                     Robert W. McClure - 801 Laurel Oak Drive, Suite 500,
                                         Naples, Florida 33963

                  IN WITNESS WHEREOF, THE UNDERSIGNED, as incorporator, hereby executes these Articles of Incorporation on this 29th day of October, 1990.


                                   ---------------------------------
                                   Robert W. McClure

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                                                                               2

                  Before me, the undersigned authority, personally appeared Robert W. McClure, who is to me well known to be the person described in and who signed the above Articles of Incorporation, and he did freely and voluntarily acknowledge before me according to the law that he made and subscribed the same for the uses and purposes therein mentioned.

                  IN WITNESS WHEREOF, I have hereunto set my hand and my official seal, at Naples, Florida, in said County and State this 29th day of October, 1990.


                                       -----------------------------
                                       Notary Public
(SEAL)                                 My Commission Expires: